UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    IDT Corporation’s (the “Company”) Annual Meeting of Stockholders was held on December 14, 2015 (the “Meeting”). Stockholders voted on the matters set forth below.

(b)    (1)    A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Company.

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
Michael Chenkin	6,219,951	103,415	43,858	315,600	90.17%
Eric F. Cosentino	6,207,328	113,072	46,824	315,600	89.98%
Howard S. Jonas	5,594,731	730,359	42,134	315,600	81.10%
Bill Pereira	6,246,572	78,609	42,043	315,600	90.55%
Judah Schorr	6,219,544	103,804	43,876	315,600	90.16%

(2)      A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of an amendment to the Company’s 2015 Stock Option and Incentive Plan.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
6,163,288	161,140	42,796	315,600	89.35%

(3)      A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of an advisory vote on executive compensation.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
5,733,428	589,309	44,487	315,600	83.11%

(4)      A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2016.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
6,636,284	3,987	42,553	0	96.20%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: December 18, 2015